Exhibit 99.1
Accenture Reports Strong Third-Quarter Fiscal 2007 Financial Results
— Revenues increase 15% to record $5.08 billion, including record consulting revenues of $3.08 billion and record outsourcing revenues of $2.00 billion —
— Company reports EPS of $0.54; raises EPS outlook for full fiscal year 2007 to range of $1.94 to $1.96 —
— New bookings of $6.22 billion include record consulting bookings of $3.50 billion —
NEW YORK; June 28, 2007 — Accenture (NYSE: ACN) reported strong financial results for the third quarter of fiscal 2007, ended May 31, with record net revenues of $5.08 billion, a year-over-year increase of 15 percent in U.S. dollars and 9 percent in local currency. Consulting and outsourcing revenues both grew by double digits in U.S. dollars for the third consecutive quarter and were also quarterly records.
GAAP diluted earnings per share were $0.54, compared with $0.56 in the third quarter of fiscal 2006. EPS of $0.54 represent an increase of 8 percent over adjusted EPS of $0.50 in the third quarter last year, which exclude the benefit from a $58 million reduction in reorganization liabilities for that quarter described below under Financial Review.
The company has raised its outlook for earnings per share for the full fiscal year 2007 to a range of $1.94 to $1.96 from the previous range of $1.88 to $1.93 provided during its second-quarter earnings announcement in March.
New bookings for the third quarter of fiscal 2007 rose to $6.22 billion, with outsourcing bookings of $2.72 billion and record consulting bookings of $3.50 billion.
Operating income was $682 million (13.4 percent of net revenues), compared with $690 million (15.7 percent of net revenues) in the third quarter last year on a GAAP basis and $632 million (14.3 percent of net revenues) on an adjusted basis, described below under Financial Review.
William D. Green, Accenture’s chairman and CEO, said, “We are pleased to report another excellent quarter. Our strong performance and continued business momentum reflect the strength of our global franchise and our success in helping clients become high-performance businesses. We grew revenues in both U.S. dollars and local currency and achieved double-digit growth in both consulting and outsourcing. Moreover, new bookings of $6.2 billion, including our third straight quarter of record consulting bookings, demonstrate the strong and growing demand for our services. In addition, we are on the path to expand operating margin and achieve record EPS for the full fiscal year.
“We believe that our competitive differentiation and unique market position will continue to drive the growth of our business. The special ability to serve clients from idea through design, implementation and operation continues to show its power in delivering value to our clients — and our shareholders.”

Financial Review
In addition to providing year-over-year GAAP comparisons, Accenture is presenting results for the third quarter of fiscal 2006 on an adjusted basis, excluding the benefit from a $58 million reduction in reorganization liabilities in that quarter, where relevant. The company believes that adjusting for this item, which affects the comparability of results between periods, provides an additional meaningful comparison.
Revenues before reimbursements (“net revenues”) for the third quarter of fiscal 2007 were $5.08 billion, compared with $4.41 billion for the third quarter of fiscal 2006, an increase of 15 percent in U.S. dollars and 9 percent in local currency.
•	Consulting net revenues were $3.08 billion, an increase of 16 percent in U.S. dollars and 9 percent in local currency over the third quarter last year.

•	Outsourcing net revenues were $2.00 billion, an increase of 15 percent in U.S. dollars and 9 percent in local currency over the same period last year.
GAAP diluted EPS for the third quarter of fiscal 2007 were $0.54, compared with $0.56 in the third quarter last year on a GAAP basis and $0.50 on an adjusted basis, which excludes a $0.06 benefit from the reduction in reorganization liabilities mentioned above.
GAAP operating income was $682 million, or 13.4 percent of net revenues, compared with $690 million, or 15.7 percent of net revenues, in the third quarter last year. On an adjusted basis, operating income for the third quarter last year was $632 million, or 14.3 percent of net revenues.
Gross margin (gross profit as a percentage of net revenues) was 31.7 percent, compared with 33.0 percent in the third quarter last year.
Selling, general and administrative expenses were $921 million, or 18.1 percent of net revenues, compared with $816 million, or 18.5 percent of net revenues, in the third quarter last year.
The company’s effective tax rate for the third quarter of fiscal 2007 was 33.3 percent, which includes the effect of the reduction in the year-to-date tax rate from 34.9 percent to 34.3 percent as a result of changes in the forecasted geographic mix of income. The year-to-date tax expense also includes a $21 million benefit recorded as a discrete item in the second quarter of fiscal 2007, which reduced the year-to date effective tax rate by 1.1 percentage points, to 33.2 percent.
GAAP income before minority interest was $473 million, compared with $499 million on a GAAP basis and $445 million on an adjusted basis in the third quarter last year.
For the three months ended May 31, 2007, operating cash flow was $978 million; property and equipment additions were $82 million; and free cash flow, defined as operating cash flow net of property and equipment additions, was $896 million.

Accenture’s total cash balance at May 31, 2007, was $3.09 billion, compared with $3.07 billion at Aug. 31, 2006. Cash combined with $352 million of fixed-income securities classified as investments on the company’s balance sheet was $3.45 billion, compared with $3.53 billion at Aug. 31, 2006. Total debt at May 31, 2007, was $28 million.
New Bookings
New bookings for the third quarter of fiscal 2007 were $6.22 billion.
•	Consulting bookings were $3.50 billion, a new quarterly record.

•	Outsourcing bookings were $2.72 billion.
Net Revenues by Operating Group
Net revenues for Accenture’s five operating groups were as follows:
•	Communications & High Tech: $1.201 billion, compared with $1.079 billion for the third quarter of fiscal 2006, an increase of 11 percent in U.S. dollars and 5 percent in local currency.

•	Financial Services: $1.108 billion, compared with $922 million for the same period last year, an increase of 20 percent in U.S. dollars and 12 percent in local currency.

•	Government: $638 million, compared with $599 million for the year-ago period, an increase of 7 percent in U.S. dollars and 2 percent in local currency.

•	Products: $1.280 billion, compared with $1.117 billion for the year-ago period, an increase of 15 percent in U.S. dollars and 9 percent in local currency.

•	Resources: $850 million, compared with $687 million for the same period last year, an increase of 24 percent in U.S. dollars and 18 percent in local currency.
Net Revenues by Geographic Region
Net revenues by geographic region were as follows:
•	Americas: $2.157 billion, compared with $2.018 billion for the third quarter of fiscal 2006, an increase of 7 percent in U.S. dollars and 6 percent in local currency.

•	Europe, Middle East and Africa (EMEA): $2.468 billion, compared with $2.073 billion for the third quarter of fiscal 2006, an increase of 19 percent in U.S. dollars and 8 percent in local currency.

•	Asia Pacific: $457 million, compared with $317 million for the year-ago period, an increase of 44 percent in U.S. dollars and 37 percent in local currency.

Share Repurchase Activity
During the third quarter of fiscal 2007, Accenture repurchased or redeemed 24.1 million shares for a total of $835 million, which includes $558 million for 16.9 million shares repurchased or redeemed at a discount. As previously announced, in March of 2007 the company’s board of directors approved $1.5 billion in additional share repurchase authority, bringing Accenture’s total remaining share repurchase authority at May 31, 2007, to approximately $2.0 billion.
Business Outlook
Fourth Quarter Fiscal 2007
Accenture expects net revenues for the fourth quarter of fiscal 2007 to be in the range of $4.8 billion to $5.0 billion.
Fiscal Year 2007
For the full fiscal year 2007, Accenture now expects net revenue growth to be close to the top of its previously communicated range of 9 percent to 12 percent in local currency. The company has raised its outlook for fiscal 2007 GAAP diluted EPS to a range of $1.94 to $1.96, up from its previously expected range of $1.88 to $1.93.
The company now expects operating cash flow to be $2.2 billion to $2.4 billion; property and equipment additions to be $335 million; and free cash flow to be in the range of $1.9 billion to $2.1 billion. The company now expects its annual effective tax rate to be in the range of 33 percent to 35 percent. Accenture continues to target new bookings for fiscal 2007 in the range of $22 billion to $24 billion.
Conference Call and Webcast Details
Accenture will host a conference call at 4:30 p.m. EDT today to discuss its third-quarter 2007 financial results. To participate, please dial +1 (800) 230-1074 [+1 (612) 288-0329 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.
A replay and podcast of the conference call will be available online at www.accenture.com for approximately two weeks beginning at 9:45 p.m. EDT Thursday, June 28. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 876610 from 9:45 p.m. EDT Thursday, June 28 through 11:59 p.m. EDT Thursday, July 12, 2007.

About Accenture
Accenture is a global management consulting, technology services and outsourcing company. Committed to delivering innovation, Accenture collaborates with its clients to help them become high-performance businesses and governments. With deep industry and business process expertise, broad global resources and a proven track record, Accenture can mobilize the right people, skills, and technologies to help clients improve their performance. With more than 158,000 people in 49 countries, the company generated net revenues of US$16.65 billion for the fiscal year ended Aug. 31, 2006. Its home page is www.accenture.com.
Non-GAAP Financial Information
This press release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that these non-GAAP financial measures are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.
Forward-Looking Statements
Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: our business could be negatively affected if we cannot expand and develop our services and solutions in response to changes in technology and client demand; the management consulting, systems integration and technology and outsourcing markets are highly competitive and we might not be able to compete effectively; our business could be negatively affected by economic and political conditions and the effects of these conditions on our clients’ business and levels of business activity; our work with government clients exposes us to additional risks in the government contracting process; clients may not be satisfied with our services; our business could be negatively affected by legal liability that results from our providing solutions or services; our results could be adversely affected if our clients terminate their contracts with us on short notice; our outsourcing services subject us to operational and financial risk; liabilities could arise if our subcontractors or other third parties cannot deliver their project contributions on time or at all; our results of operations may be adversely affected by the type and level of technology spending by our clients; our profitability may suffer if we are not able to maintain favorable pricing rates and utilization rates, if we cannot control our costs, or if we cannot anticipate the cost and complexity of performing our work; our global operations are subject to complex risks, some of which might be beyond our control; our growth and our ability to compete may be adversely affected if we cannot attract, retain and motivate our employees or efficiently utilize their skills; our business may be adversely affected if we cannot manage the organizational challenges associated with the size and expansion of our company; tax legislation or negative publicity related to Bermuda companies could adversely affect us; the share price of Accenture Ltd Class A common shares could be adversely affected by sales, or the anticipation of future sales, of Class A common shares held by our current and former employees; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this press release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.
###
Contact:
Roxanne Taylor
Accenture
+1 (917) 452-5106
roxanne.taylor@accenture.com

ACCENTURE LTD
CONSOLIDATED INCOME STATEMENTS
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	Three Months Ended May 31,				Nine Months Ended May 31,
		% of Net		% of Net		% of Net		% of Net
	2007	Revenues	2006	Revenues	2007	Revenues	2006	Revenues
REVENUES:
Revenues before reimbursements
(Net revenues)	$5,081,804	100%	$4,408,069	100%	$14,585,730	100%	$12,680,339	100%
Reimbursements	461,880		397,258		1,293,666		1,159,116

Revenues	5,543,684		4,805,327		15,879,396		13,839,455
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	3,471,962	68.3%	2,954,184	67.0%	10,138,578	69.5%	9,037,354	71.3%
Reimbursable expenses	461,880		397,258		1,293,666		1,159,116

Cost of services	3,933,842		3,351,442		11,432,244		10,196,470
Sales and marketing	499,529	9.8%	453,709	10.3%	1,370,752	9.4%	1,255,859	9.9%
General and administrative costs	421,946	8.3%	362,051	8.2%	1,206,654	8.3%	1,101,164	8.7%
Reorganization costs (benefits), net	6,838		(51,999)		19,233		(54,030)

Total operating expenses	4,862,155		4,115,203		14,028,883		12,499,463

OPERATING INCOME	681,529	13.4%	690,124	15.7%	1,850,513	12.7%	1,339,992	10.6%
Gain on investments, net	10,146		15		13,033		3,245
Interest income	40,641		31,571		111,896		86,505
Interest expense	(6,841)		(4,852)		(18,825)		(14,095)
Other expense	(16,090)		(4,971)		(21,989)		(18,113)

INCOME BEFORE INCOME TAXES	709,385	14.0%	711,887	16.1%	1,934,628	13.3%	1,397,534	11.0%
Provision for income taxes	235,968		213,088		642,818		466,777

INCOME BEFORE MINORITY INTEREST	473,417	9.3%	498,799	11.3%	1,291,810	8.9%	930,757	7.3%
Minority interest in Accenture SCA and Accenture Canada Holdings Inc.	(121,925)		(153,843)		(349,049)		(296,633)
Minority interest — other (1)	(6,092)		(2,692)		(16,407)		(7,240)

NET INCOME	$345,400	6.8%	$342,264	7.8%	$926,354	6.4%	$626,884	4.9%

CALCULATION OF EARNINGS PER SHARE:
Net income	$345,400		$342,264		$926,354		$626,884
Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (2)	121,925		153,843		349,049		296,633

Net income for diluted earnings per share calculation	$467,325		$496,107		$1,275,403		$923,517

EARNINGS PER SHARE:
- Basic	$0.57		$0.58		$1.54		$1.07

- Diluted	$0.54		$0.56		$1.47		$1.03

WEIGHTED AVERAGE SHARES:
- Basic	607,421,151		589,933,994		603,403,840		587,424,108
- Diluted	859,179,215		887,347,119		866,835,185		898,546,621
Cash dividends per share	$—		$—		$0.35		$0.30

(1)	Minority interest — other is comprised primarily of minority interest attributable to the minority shareholders of Avanade, Inc.

(2)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada

Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares on a one-for-one basis.

ACCENTURE LTD
RECONCILIATION OF CONSOLIDATED INCOME STATEMENT, AS REPORTED (GAAP),
TO CONSOLIDATED INCOME STATEMENT ON AN ADJUSTED BASIS (NON-GAAP)
For the Three Months Ended May 31, 2006
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	As Reported			Adjusted	% of Net
	(GAAP)	Adjustments		(Non-GAAP)	Revenues
REVENUES:
Revenues before reimbursements (Net revenues)	$4,408,069	$—		$4,408,069	100%
Reimbursements	397,258	—		397,258

Revenues	4,805,327	—		4,805,327
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	2,954,184	—		2,954,184	67.0%
Reimbursable expenses	397,258	—		397,258

Cost of services	3,351,442	—		3,351,442
Sales and marketing	453,709	—		453,709	10.3%
General and administrative costs	362,051	—		362,051	8.2%
Reorganization (benefits) costs, net	(51,999)	57,683	(1)	5,684

Total operating expenses	4,115,203	57,683		4,172,886

OPERATING INCOME	690,124	(57,683)		632,441	14.3%
Gain on investments, net	15	—		15
Interest income	31,571	—		31,571
Interest expense	(4,852)	—		(4,852)
Other expense	(4,971)	—		(4,971)

INCOME BEFORE INCOME TAXES	711,887	(57,683)		654,204	14.8%

Provision for income taxes	213,088	(3,574	)(1)	209,514

INCOME BEFORE MINORITY INTEREST	498,799	(54,109)		444,690	10.1%
Minority interest in Accenture SCA and Accenture Canada Holdings Inc.	(153,843)	16,779		(137,064)
Minority interest — other (2)	(2,692)	—		(2,692)

NET INCOME	$342,264	$(37,330)		$304,934	6.9%

CALCULATION OF EARNINGS PER SHARE:
Net income	$342,264			$304,934
Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (3)	153,843			137,064

Net income for diluted earnings per share calculation	$496,107			$441,998

DILUTED EARNINGS PER SHARE	$0.56			$0.50

DILUTED WEIGHTED AVERAGE SHARES	887,347,119			887,347,119

(1)	Adjustment represents reorganization benefits recorded during the third quarter less $3,574 in related tax impact.

(2)	Minority interest — other is comprised primarily of minority interest attributable to the minority shareholders of Avanade, Inc.

(3)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada

Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares on a one-for-one basis.

ACCENTURE LTD
RECONCILIATION OF CONSOLIDATED INCOME STATEMENT, AS REPORTED (GAAP),
TO CONSOLIDATED INCOME STATEMENT ON AN ADJUSTED BASIS (NON-GAAP)
For the Nine Months Ended May 31, 2006
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	As Reported			Adjusted	% of Net
	(GAAP)	Adjustments		(Non-GAAP)	Revenues
REVENUES:
Revenues before reimbursements (Net revenues)	$12,680,339	$—		$12,680,339	100%
Reimbursements	1,159,116	—		1,159,116

Revenues	13,839,455	—		13,839,455
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	9,037,354	(370,000	) (1)	8,667,354	68.4%
Reimbursable expenses	1,159,116	—		1,159,116

Cost of services	10,196,470	(370,000)		9,826,470
Sales and marketing	1,255,859	20,000	(1)	1,275,859	10.1%
General and administrative costs	1,101,164	8,000	(1)	1,109,164	8.7%
Reorganization (benefits) costs, net	(54,030)	72,321	(2)	18,291

Total operating expenses	12,499,463	(269,679)		12,229,784

OPERATING INCOME	1,339,992	269,679		1,609,671	12.7%
Gain on investments, net	3,245	—		3,245
Interest income	86,505	—		86,505
Interest expense	(14,095)	—		(14,095)
Other expense	(18,113)	—		(18,113)

INCOME BEFORE INCOME TAXES	1,397,534	269,679		1,667,213	13.1%

Provision for income taxes	466,777	97,974	(1)(2)	564,751

INCOME BEFORE MINORITY INTEREST	930,757	171,705		1,102,462	8.7%
Minority interest in Accenture SCA and Accenture Canada Holdings Inc.	(296,633)	(55,263)		(351,896)
Minority interest — other (3)	(7,240)	—		(7,240)

NET INCOME	$626,884	$116,442		$743,326	5.9%

CALCULATION OF EARNINGS PER SHARE:
Net income	$626,884			$743,326
Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (4)	296,633			351,896

Net income for diluted earnings per share calculation	$923,517			$1,095,222

DILUTED EARNINGS PER SHARE	$1.03			$1.22

DILUTED WEIGHTED AVERAGE SHARES	898,546,621			898,546,621

(1)	Represents the net National Health Service (NHS) adjustments of $342,000 less $105,000 in related tax benefit.

(2)	Adjustment represents reorganization benefits recorded during the first, second and third quarters less $7,026 in related tax impact.

(3)	Minority interest — other is comprised primarily of minority interest attributable to the minority shareholders of Avanade, Inc.

(4)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares on a one-for-one basis.

ACCENTURE LTD
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

				Percent	Percent of
			Percent	Increase	Total Fiscal
	Three Months Ended		Increase	Local	2007
	May 31, 2007	May 31, 2006	US$	Currency	Net Revenues
OPERATING GROUPS
Communications & High Tech	$1,200,761	$1,079,220	11%	5%	24%
Financial Services	1,107,506	921,676	20%	12%	22%
Government	638,058	598,842	7%	2%	12%
Products	1,279,838	1,116,766	15%	9%	25%
Resources	849,673	687,412	24%	18%	17%
Other	5,968	4,153	n/m	n/m	—

TOTAL Net Revenues	5,081,804	4,408,069	15%	9%	100%

Reimbursements	461,880	397,258	16%

TOTAL REVENUES	$5,543,684	$4,805,327	15%

GEOGRAPHY
Americas	$2,157,054	$2,018,417	7%	6%	42%
EMEA	2,467,683	2,073,050	19%	8%	49%
Asia Pacific	457,067	316,602	44%	37%	9%

TOTAL Net Revenues	$5,081,804	$4,408,069	15%	9%	100%

TYPE OF WORK
Consulting	$3,075,681	$2,656,667	16%	9%	61%
Outsourcing	2,006,123	1,751,402	15%	9%	39%

TOTAL Net Revenues	$5,081,804	$4,408,069	15%	9%	100%

				Percent	Percent of
			Percent	Increase	Total Fiscal
	Nine Months Ended		Increase	Local	2007
	May 31, 2007	May 31, 2006	US$	Currency	Net Revenues
OPERATING GROUPS
Communications & High Tech	$3,383,315	$3,152,853	7%	3%	23%
Financial Services	3,225,420	2,609,910	24%	17%	22%
Government	1,920,950	1,794,648	7%	4%	13%
Products	3,639,600	3,138,006	16%	11%	25%
Resources	2,400,083	1,976,764	21%	17%	17%
Other	16,362	8,158	n/m	n/m	—

TOTAL Net Revenues	14,585,730	12,680,339	15%	10%	100%

Reimbursements	1,293,666	1,159,116	12%

TOTAL REVENUES	$15,879,396	$13,839,455	15%

GEOGRAPHY
Americas	$6,290,016	$5,771,674	9%	8%	43%
EMEA	7,104,116	5,998,177	18%	10%	49%
Asia Pacific	1,191,598	910,488	31%	27%	8%

TOTAL Net Revenues	$14,585,730	$12,680,339	15%	10%	100%

TYPE OF WORK
Consulting	$8,818,641	$7,698,682	15%	10%	60%
Outsourcing	5,767,089	4,981,657	16%	11%	40%

TOTAL Net Revenues	$14,585,730	$12,680,339	15%	10%	100%

n/m = not meaningful

ACCENTURE LTD
OPERATING INCOME BY OPERATING GROUP (OG)
For the Three Months Ended May 31, 2007 and 2006
(In thousands of U.S. dollars)
(Unaudited)

	Operating Income as Reported (GAAP)
	2007		2006
		Percent of		Percent of	Percent
	Operating	OG Net	Operating	OG Net	Increase
	Income	Revenues	Income	Revenues	(Decrease)
OPERATING GROUPS
Communications & High Tech	$168,021	14%	$173,516	16%	(3%)
Financial Services	106,144	10%	125,542	14%	(15%)
Government	74,408	12%	66,136	11%	13%
Products	192,813	15%	229,951	21%	(16%)
Resources	140,143	16%	94,979	14%	48%

Total	$681,529	13.4%	$690,124	15.7%	(1%)

	FY07 Operating Income as Reported (GAAP) compared to
	FY06 Operating Income Excluding Reorganization Benefits (Non-GAAP)
	2007		2006
				Operating
				Income
	Operating	Percent of		Adjusted for	Percent of	Percent
	Income (as	OG Net	Reorg.	Reorg.	OG Net	Increase
	Reported)	Revenues	Benefits(1)	Benefits	Revenues	(Decrease)
OPERATING GROUPS
Communications & High Tech	$168,021	14%	$13,710	$159,806	15%	5%
Financial Services	106,144	10%	11,847	113,695	12%	(7%)
Government	74,408	12%	8,797	57,339	10%	30%
Products	192,813	15%	14,141	215,810	19%	(11%)
Resources	140,143	16%	9,188	85,791	12%	63%

Total	$681,529	13.4%	$57,683	$632,441	14.3%	8%

(1)	Represents reorganization benefits related to certain reorganization liabilities established in connection with Accenture’s transition to a corporate structure in 2001, which are included in Reorganization costs (benefits), net on the Consolidated Income Statement.

ACCENTURE LTD
OPERATING INCOME (LOSS) BY OPERATING GROUP (OG)
For the Nine Months Ended May 31, 2007 and 2006
(In thousands of U.S. dollars)
(Unaudited)

	Operating Income (Loss) as Reported (GAAP)
	2007		2006
		Percent of	Operating		Percent of	Percent
	Operating	OG Net	Income		OG Net	Increase
	Income	Revenues	(Loss)		Revenues	(Decrease)
OPERATING GROUPS
Communications & High Tech	$416,022	12%	$523,310		17%	(21%)
Financial Services	343,845	11%	309,477		12%	11%
Government	195,399	10%	(8,826	) (1)	0%	n/m
Products	540,223	15%	265,006	(1)	8%	n/m
Resources	355,024	15%	251,025		13%	41%

Total	$1,850,513	12.7%	$1,339,992		10.6%	38%

	FY07 Operating Income as Reported (GAAP) compared to
	FY06 Operating Income (Loss) Excluding Reorganization Benefits (Non-GAAP)
	2007		2006
				Operating
				Income
				(Loss)
	Operating	Percent of		Adjusted for		Percent of	Percent
	Income (as	OG Net	Reorg.	Reorg.		OG Net	Increase
	Reported)	Revenues	Benefits(2)	Benefits		Revenues	(Decrease)
OPERATING GROUPS
Communications & High Tech	$416,022	12%	$17,183	$506,127		16%	(18%)
Financial Services	343,845	11%	14,901	294,576		11%	17%
Government	195,399	10%	10,984	(19,810	) (1)	(1%)	n/m
Products	540,223	15%	17,742	247,264	(1)	8%	n/m
Resources	355,024	15%	11,511	239,514		12%	48%

Total	$1,850,513	12.7%	$72,321	$1,267,671		10.0%	46%

n/m = not meaningful

(1)	Includes the impact of the second-quarter National Health Service (NHS) adjustments.

(2)	Represents reorganization benefits related to certain reorganization liabilities established in connection with Accenture’s transition to a corporate structure in 2001, which are included in Reorganization costs (benefits), net on the Consolidated Income Statement.

ACCENTURE LTD
CONSOLIDATED BALANCE SHEETS
May 31, 2007 and August 31, 2006
(In thousands of U.S. dollars)

	May 31, 2007	August 31, 2006
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,093,634	$3,066,988
Short-term investments	284,410	352,951
Receivables from clients, net	2,378,134	1,916,450
Unbilled services	1,579,636	1,350,211
Other current assets	703,875	667,221

Total current assets	8,039,689	7,353,821

NON-CURRENT ASSETS:
Unbilled services	62,309	105,081
Investments	82,519	125,119
Property and equipment, net	748,185	727,692
Other non-current assets	1,116,314	1,106,367

Total non-current assets	2,009,327	2,064,259

TOTAL ASSETS	$10,049,016	$9,418,080

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Short-term debt	$25,006	$24,792
Accounts payable	863,646	856,087
Deferred revenues	1,769,310	1,511,259
Accrued payroll and related benefits	2,104,543	1,693,796
Other accrued liabilities	1,904,981	1,730,548

Total current liabilities	6,667,486	5,816,482

NON-CURRENT LIABILITIES:
Long-term debt	3,226	27,065
Other non-current liabilities	784,737	812,400

Total non-current liabilities	787,963	839,465

MINORITY INTEREST	715,505	867,878

SHAREHOLDERS’ EQUITY	1,878,062	1,894,255

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,049,016	$9,418,080